EXECUTION COPY


                          REGISTRATION RIGHTS AGREEMENT

            Registration Rights Agreement, dated as of March 29, 2004, by and between Access Integrated Technologies, Inc., a Delaware corporation (the "Company"), and The Boeing Company, a Delaware corporation (the "Holder").

                                   WITNESSETH

            WHEREAS, the Company and the Holder have entered into that certain Asset Purchase Agreement, dated as of the date hereof (the "Asset Purchase Agreement"), pursuant to which the Company has agreed to issue to the Holder an aggregate of 53,534 shares of the Company's Class A Common Stock, $0.001 par value (the "Common Stock"), on terms as set forth in the Asset Purchase Agreement; and

            WHEREAS, in order to induce the Holder to enter into the Asset Purchase Agreement and to accept such shares of Common Stock as part of the consideration under the terms of such Asset Purchase Agreement, the Company has agreed to provide registration rights with respect thereto;

            NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

            1. DEFINITIONS. Unless otherwise defined herein, terms defined in the Asset Purchase Agreement are used herein as therein defined, and the following shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

            "Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

            "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

            "Holder" shall mean the holder of Registrable Securities.


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            "NASD" shall mean the National  Association  of Securities  Dealers,
Inc., or any successor corporation thereto.

            "Registrable Securities" shall mean the shares of Common Stock issued by the Company to the Holder; provided however that Registrable
Securities shall not include those shares of such Common Stock held by the Holder that (a) have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to a Registration Statement or (b) have been transferred pursuant to Rule 144 under the Securities Act or any successor rule.

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

            2. INCIDENTAL REGISTRATION. If the Company at any time proposes to file on its behalf and/or on behalf of any of its security holders (the "demanding security holders") a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities (the "Registration Statement"), it will give written notice to the Holder at least 30 days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as the Holder may request.

            Should the Holder desire to have Registrable Securities registered under this Section 2, the Holder shall advise the Company in writing within 10 Business Days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use commercially reasonable efforts to effect registration under the Securities Act of such shares. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company or by any demanding security holder would materially and adversely affect the distribution of such securities by the Company or such demanding security holder, then the Holder shall reduce the amount of securities it intended to distribute through such offering on a pro rata basis with other holders of Common Stock seeking to have their shares of Common Stock included in the registration. Except as otherwise provided in Section 4, all expenses of such registration shall be borne by the Company.

            3. REGISTRATION PROCEDURES. If the Company is required by the provisions of Section 2 to use commercially reasonable efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

                  (a) prepare and file with the Commission a Registration Statement with respect to such securities and use commercially reasonable


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efforts to cause such Registration  Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof, but not to exceed 180 days;

                  (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 180 days;

                  (c) furnish to the Holder, such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Holder may reasonably request;

                  (d) use commercially reasonable efforts to register or qualify the securities covered by such Registration Statement under such other applicable state securities or blue sky laws of such jurisdictions as the Holder shall request (PROVIDED, HOWEVER, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable the Holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

                  (e) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

                  (f) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to the Holder, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

            It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of the Holder that such Holder shall furnish to the Company such information regarding the securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

            4. EXPENSES. All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with


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the  securities or blue sky laws of any  jurisdiction  pursuant to Section 3(d), shall be paid by the Company, except that:

                  (a) all such expenses in connection with any amendment or supplement to the Registration Statement or prospectus filed more than 180 days after the effective date of such Registration Statement because the Holder has not effected the disposition of the securities requested to be registered shall be paid by the Holder; and

                  (b) The Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by the Holder.

            5. INDEMNIFICATION AND CONTRIBUTION.

                  (a)  In  the  event  of any  registration  of any  Registrable
Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Holder, the Holder's directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls the Holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Holder or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by the Holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or such director, officer or participating person or controlling person, and shall as to the Holder survive the transfer of such securities by the Holder.

                  (b) The Holder, by acceptance hereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by the Holder specifically for use in the following documents and contained, on the


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effective date thereof,  in any  Registration  Statement under which  securities were registered under the Securities Act at the request of the Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto. Notwithstanding the provisions of this paragraph (b) or paragraph (c) below, the Holder shall not be required to indemnify any person pursuant to this Section 5 or to contribute pursuant to paragraph (c) below in an amount in excess of the amount of the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

                  (c) If the indemnification provided for in this Section 5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            6. CERTAIN LIMITATIONS ON REGISTRATION RIGHTS. Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registrable Securities of the Holder if, in the opinion of counsel to the Company reasonably satisfactory to the Holder and its counsel (or, if the Holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of the Holder's Registrable Securities, in the manner proposed by the Holder (or by such investment banking firm), may be effected without registering such Registrable Securities under the Securities Act.


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            7. MISCELLANEOUS.

                  (a) NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holder in this Agreement.

                  (b) REMEDIES. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (c) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless the Company and the Holder has each provided written consent to such amendment, modification, supplement, waiver or consent.

                  (d) NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

            (i) If to the Holder, at

                  The Boeing Company
                  100 N. Riverside MC 5003-1001
                  Chicago, Illinois 60606
                  Attn: Corporate Secretary
                  Facsimile: (312) 544-2829

            With a copy to:

                  Winston & Strawn LLP
                  35 West Wacker Drive
                  Chicago, Illinois 60601
                  Attention:  Oscar David
                  Telecopy Number: (312) 558-5700

            (ii) If to the Company,

                  Access Integrated Technologies, Inc.
                  55 Madison Avenue, Suite 300
                  Morristown, New Jersey 07960
                  Attention:  General Counsel
                  Telecopy Number:  (973) 290-0081


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            With a copy to:

                  Kelley Drye & Warren LLP
                  101 Park Avenue
                  New York, New York 10178
                  Attention:  Jonathan Cooperman
                  Telecopy Number: (212) 808-7897

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answer-back or three Business Days after the same shall have been deposited in the United States mail.

                  (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

                  (f)  HEADINGS.   The  headings  in  this   Agreement  are  for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) GOVERNING LAW; JURISDICTION. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws provisions thereof.

                  (h) SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  (i) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.


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            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.




                                    Access Integrated Technologies, Inc.


                                    By:/s/ A. Dale Mayo
                                       ---------------------------------------
                                       Name:  A. Dale Mayo
                                       Title: President and
                                `             Chief Executive Officer

                                    The Boeing Company


                                    By:/s/ Brent Reed
                                       ---------------------------------------
                                       Name:  Brent Reed
                                       Title: Director, Corporate Development


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